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                                  EXHIBIT 99.1

THE FOLLOWING STATEMENT IS BEING MADE TO THE SECURITIES AND EXCHANGE COMMISSION SOLELY FOR PURPOSES OF SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C.
1349), WHICH CARRIES WITH IT CERTAIN PENALTIES IN THE EVENT OF A KNOWING OR WILLFUL REPRESENTATION.


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         RE:  MORLEX, INC.

Ladies and Gentlemen:

         In accordance with the requirements Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, I, Steven J. Goodman, Secretary of Morlex, Inc (the "Company"), certify that:

(1) the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended June 30, 2002 (the "Report") fully complies with the requirements of
     Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated as of this 25th day of March 2003


                       /s/ Steven J. Goodman
                       ------------------------------
                       Steven J. Goodman
                       Secretary, Principal Executive Officer and
                       Principal Financial Officer









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